Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-90808, 333-165870, 333-173246 and 333-202772 on Form S-8 of CRH plc of our reports dated 1 March 2023, relating to the financial statements of CRH plc and the effectiveness of CRH plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2022.

/s/ Deloitte Ireland LLP
Dublin, Ireland
10 March 2023